Exhibit 99.1

Analyst Contact:	Greg Slome
Sparton Corporation
Email: gslome@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Corporation Reports $0.19 EPS for Fiscal 2012 Second Quarter;

Net Sales Increase 14% after Effect of Acquisition;

Adjusted EBITDA Increases 65%

SCHAUMBURG, IL. — February 7, 2012 — Sparton Corporation (NYSE: SPA) today announced results for the second quarter of fiscal 2012 ended December 31, 2011. The Company reported second quarter sales of $55.4 million, or an increase of 14% after the effect of the Company’s prior year acquisition of Byers Peak Incorporated, from $46.3 million for the second quarter of fiscal 2011. Reported net income for the second quarter of fiscal 2012 was $1.9 million or $0.19 per share, compared to net income of $1.4 million, or $0.14 per share, in the same quarter a year ago. After the adjustments which are described in the non-GAAP reconciliations included later in this press release, second quarter fiscal 2012 adjusted net income was $1.8 million, or $0.18 per share, compared to adjusted net income of $1.0 million, or $0.10 per share, in the prior year quarter.

Sparton President and CEO Cary Wood commented, “All three businesses contributed to our improved operating results in the quarter. Sales growth in new and existing customer programs from the Medical and Complex Systems segments continued to outpace customer disengagements and the impact of Siemens dual sourcing, reflective of our increased investment in business development over the past year, while increased U.S. Navy and foreign sonobuoy shipments drove improved operating income contribution from our DSS business as compared to the prior year quarter.”

Consolidated results for the three and six months ended December 31, 2011 and 2010:

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
($ in 000’s, except per share)	2011	2010	2011	2010
Net sales	$55,370	$46,331	$107,203	$92,098
Gross profit	8,736	7,547	17,080	14,573
Operating income	2,919	1,581	5,308	5,835
Adjusted operating income	2,860	1,581	5,249	3,344
Net income	1,942	1,435	3,451	5,665
Adjusted net income	1,823	991	3,332	2,095
Income per share – basic	0.19	0.14	0.34	0.56
Adjusted income per share – basic	0.18	0.10	0.32	0.21
Income per share – diluted	0.19	0.14	0.33	0.55
Adjusted income per share – diluted	0.18	0.10	0.32	0.20
Adjusted EBITDA	3,402	2,066	6,313	4,226

Adjusted operating income, adjusted net income, adjusted income per share – basic and diluted and adjusted EBITDA are non-GAAP financial measures that exclude or add the effect of certain adjustments. Sparton believes that the presentation of non-GAAP financial information provides useful supplemental information to management and investors regarding financial and business trends relating to the Company’s financial results. More detailed information, including period over period segment comparisons, non-GAAP reconciliation tables and the reasons management believes non-GAAP measures provide useful information to investors, is included later in this press release.

Second Quarter Financial Highlights

•	Net sales of $55.4 million, representing a 14% increase from the same quarter last year, after the effect of the Company’s prior year acquisition of Byers Peak Incorporated.

•	Complex Systems gross margin percentage increased to 10.4% of sales from 7.1% in the prior year quarter and 5.0% in the second quarter of fiscal 2010.

•	Selling and administrative expenses as a percentage of sales decreased to 10.0% of sales from 12.3% in the prior year quarter.

•	Adjusted net income of $1.8 million, or $0.18 per share, versus adjusted net income of $1.0 million, or $0.10 per share in the prior year quarter.

•	Awarded seven new business programs from new and existing customers during the second quarter of fiscal 2012 with estimated future annualized revenue of $5.0 million.

•	Adjusted EBITDA of $3.4 million versus adjusted EBITDA of $2.1 million in the prior year quarter.

•	Generated $4.5 million in cash flows from operations.

•	Sold non-performing investment in Cybernet Systems Corporation for $1.75 million resulting in $0.1 million gain.

•	Repurchases of common shares for the second quarter totaled $1.5 million or approximately 187,000 shares.

Segment Results

Medical Device (“Medical”)

Medical sales increased approximately $2.4 million in the three months ended December 31, 2011 as compared with the same quarter last year, reflecting $4.2 million of net increased sales to new and existing customers and $2.5 million of fiscal 2012 incremental sales from the Company’s acquisition of Byers Peak in March 2011. Included in the net increase to new and existing customers is approximately $0.5 million of accelerated sales to one customer in advance of the transfer of production of this customer’s products in connection with the consolidation of the Byers Peak facility into the Frederick, Colorado facility. Partially offsetting these sales increases was $4.3 million of decreased sales to two customers. Decreased sales to one customer of $2.7 million reflect the impact of this customer’s disengagement during fiscal 2011. Decreased sales to another customer, Siemens Diagnostics, of $1.6 million reflects, in part, the impact of its intended dual sourcing of certain of its programs with the Company. Mr. Wood commented, “While we believe we are already seeing a significant portion of the impact of Siemens dual sourcing of these programs, the effect in the quarter was diluted by the strength of orders from our other Siemens programs.” Sales to Siemens dual sourced programs for the first half of fiscal 2012 were $7.5 million and the Company is forecasting fiscal 2012 revenues from these Siemens programs to range from $12 million to $13 million. The gross profit percentage on Medical sales remained relatively consistent at 14% for the three months ended December 31, 2011 compared to 15% for the prior year quarter. This comparable margin on Medical sales reflects decreased capacity utilization at the Strongsville, Ohio facility and certain unfavorable product mix between the two periods, partially offset by increased capacity utilization at the Frederick, Colorado facility and cost management efforts at the Strongsville, Ohio facility. Selling and administrative expenses relating to the Medical segment were $1.5 million and $1.8 million for the three months ended December 31, 2011 and 2010, respectively, reflecting $0.4 million of charges in the prior year period related to an unfavorable arbitration award related to a dispute with a disengaging customer, partially offset by increased allocated corporate selling and administrative expenses in the current year quarter. Medical reported operating income of $2.3 million for the quarter ended December 31, 2011 compared to operating income of $1.9 million in the prior year quarter.

Complex Systems (“CS”)

CS sales increased approximately $2.0 million in the three months ended December 31, 2011 as compared with the same quarter last year. The comparable sales reflect $2.2 million of increased sales to multiple new and existing customers as well as $0.7 million of increased intercompany sales, partially offset by reduced demand for three customers’ programs. The gross profit percentage on CS sales increased to 10% for the three months ended December 31, 2011 compared to 7% for the three months ended December 31, 2010. The quarter over quarter comparison primarily reflects favorable product mix, including higher margins on new business, and improved capacity utilization at the Company’s Vietnam facility. Mr. Wood commented, “CS improvement has been remarkable, reflective in its ability to achieve double digit gross margins on average over the past four quarters.” Selling and administrative expenses relating to the CS segment were $0.7 million for the three months ended December 31, 2011 compared to $0.9 million for the three months ended December 31, 2010, primarily reflecting decreased allocated corporate selling and administrative expenses in the current year quarter. CS reported operating income of $0.6 million for the quarter ended December 31, 2011 compared to an operating loss of $0.1 million in the prior year quarter.

Defense & Security Systems (“DSS”)

DSS sales increased approximately $5.3 million in the three months ended December 31, 2011 as compared with the same quarter last year, reflecting increased sonobuoy sales to foreign governments, as well as increased U.S. Navy sonobuoy production and engineering sales in the current year quarter, partially offset by decreased legacy digital compass sales due to delays in customers’ related military programs of which these products were a part. Mr. Wood commented, “Despite the lost revenue related to these program delays, we continue to believe our product line is very competitive and technically appealing to a broad range of customers and, with the addition of two new digital compass products in the first half of this year, we remain confident in the future contribution potential of these products.” Gross profit percentage was adversely affected in the current year quarter by decreased digital compass sales, which typically carry higher margins, and by increased costs resulting from sonobuoy quality improvement activities in the current year quarter, partially offset by the positive impact from a significant increase in foreign sonobuoy sales. Mr. Wood further commented, “DSS made certain quality related investments during the quarter, including increased sample sonobuoy testing which reduced margins in the current quarter, but which should benefit the business in future periods by reducing future rework costs related to Navy lot test failures and by increasing revenue consistency from period to period.” Selling and administrative expenses relating to the DSS segment were $0.9 million and $0.8 million for the quarters ended December 31, 2011 and 2010, respectively, reflecting increased business development efforts in the current fiscal quarter. The Company incurred $0.2 million of internally funded research and development expenses in each of the three months ended December 31, 2011 and 2010, respectively. DSS reported operating income of $2.4 million for the quarter ended December 31, 2011 compared to operating income of $2.1 million in the prior year quarter.

Liquidity and Capital Resources

Mr. Wood commented, “We are pleased with the success of our share repurchase plan to date having purchased $1.5 million of our common shares in the second quarter and an additional $1.2 million during the subsequent month of January. Second quarter positive cash flow from operations of $4.5 million and the sale of our investment in Cybernet Systems Corporation for $1.75 million further strengthened our cash position in the quarter.”

As of December 31, 2011, the Company had approximately $31 million in cash and cash equivalents and no outstanding borrowings against available funds on its $20 million revolving credit facility provided in August 2009 by PNC Bank, National Association. The credit facility is subject to certain customary covenants with which the Company was in compliance at December 31, 2011.

Outlook

Mr. Wood further commented, “We continue to focus on our three growth initiatives of targeted business development, internal research and development, and strategic mergers and acquisitions. Our business development efforts continue to generate new business leads through our trade show participation, enhanced collateral material and messaging, and other marketing vehicles such as the release of our first white paper and outreach via social media. In August at the Association for Unmanned Vehicle Systems International’s exhibition in Washington, D.C., we launched our new digital compasses, the DC-4 and GEDC-6, and began shipping those products in the second quarter. Although the near term revenue impact is modest, we have seen an increase in engineering sample orders with a number of new customers generated by our trade show presence, new website, and technical informational webinars. At the same time, we remain acquisitive in relation to strategic acquisitions and will continue to be prudent in our identification and evaluation of further opportunities. I look forward to reporting on each of these initiatives in future quarters.”

Conference Call

Sparton will host a conference call with investors and analysts on February 8, 2012 at 10:00 a.m. CDT to discuss its fiscal year 2012 second quarter financial results, provide a general business update, and respond to investor questions. To participate, callers should dial (800) 681-8614. Participants should dial in at least 15 minutes prior to the start of the call. A Web presentation link is also available for the conference call: https://www.livemeeting.com/cc/gc_min_pro_usa/join?id=4RSNBJ&role=attend. Investors and financial analysts are invited to ask questions after the presentation is made. The presentation and a replay of the call will be available on Sparton’s Web site: http://www.sparton.com in the “Investor Relations” section for up to two years after the conference call.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 112th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical, Military & Aerospace, and Industrial & Instrumentation. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Certain statements described in this press release are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2011, and its other filings with the Securities and Exchange Commission. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share data)

	December 31, 2011	June 30, 2011 (a)
Assets
Current Assets:
Cash and cash equivalents	$30,610	$24,550
Accounts receivable, net of allowance for doubtful accounts of $123 and $65, respectively	24,411	23,896
Inventories and cost of contracts in progress, net	38,545	38,752
Deferred income taxes	2,483	4,417
Prepaid expenses and other current assets	2,984	1,796

Total current assets	99,033	93,411
Property, plant and equipment, net	12,702	11,395
Goodwill	7,472	7,472
Other intangible assets, net	1,831	2,053
Deferred income taxes — non-current	5,754	5,740
Other non-current assets	749	2,538

Total assets	$127,541	$122,609

Liabilities and Shareholders’ Equity
Current Liabilities:
Current portion of long-term debt	$131	$126
Accounts payable	15,612	16,608
Accrued salaries and wages	4,142	5,626
Accrued health benefits	1,148	980
Current portion of pension liability	152	306
Advance billings on customer contracts	18,886	13,021
Other accrued expenses	4,564	5,421

Total current liabilities	44,635	42,088
Pension liability — non-current portion	—	41
Long-term debt — non-current portion	1,604	1,670
Environmental remediation — non-current portion	3,617	3,763

Total liabilities	49,856	47,562
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value; 200,000 shares authorized, none outstanding	—	—
Common stock, $1.25 par value; 15,000,000 shares authorized, 10,205,780 and 10,236,484 shares issued and outstanding, respectively	12,757	12,796
Capital in excess of par value	19,780	20,635
Retained earnings	45,938	42,487
Accumulated other comprehensive loss	(790)	(871)

Total shareholders’ equity	77,685	75,047

Total liabilities and shareholders’ equity	$127,541	$122,609

(a)	Derived from the Company’s audited financial statements as of June 30, 2011.

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net sales	$55,370	$46,331	$107,203	$92,098
Cost of goods sold	46,634	38,784	90,123	77,525

Gross profit	8,736	7,547	17,080	14,573
Operating Expense:
Selling and administrative expenses	5,535	5,689	10,946	10,523
Internal research and development expenses	218	155	616	282
Amortization of intangible assets	110	110	221	220
Restructuring/impairment charges	(59)	—	(59)	77
Gain on acquisition	—	—	—	(2,550)
Gain on sale of property, plant and equipment, net	—	—	—	(18)
Other operating expenses	13	12	48	204

Total operating expense, net	5,817	5,966	11,772	8,738

Operating income	2,919	1,581	5,308	5,835
Other income (expense)
Interest expense	(175)	(181)	(347)	(351)
Interest income	24	28	48	86
Gain on sale of investment	127	—	127	—
Other, net	116	121	233	195

Total other income (expense), net	92	(32)	61	(70)

Income before provision for income taxes	3,011	1,549	5,369	5,765
Provision for income taxes	1,069	114	1,918	100

Net income	$1,942	$1,435	$3,451	$5,665

Income per share of common stock:
Basic	$0.19	$0.14	$0.34	$0.56

Diluted	$0.19	$0.14	$0.33	$0.55

Weighted average shares of common stock outstanding:
Basic	10,287,797	10,209,376	10,278,127	10,204,955

Diluted	10,325,029	10,249,593	10,319,275	10,229,449

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended
	December 31, 2011	December 31, 2010
Cash Flows from Operating Activities:
Net income	$3,451	$5,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	831	687
Deferred income tax expense	1,914	228
Pension expense	14	285
Stock-based compensation expense	532	372
Gain on acquisition	—	(2,550)
Gain on sale of property, plant and equipment, net	—	(18)
Gain on sale of investment	(127)	—
Other	174	174
Changes in operating assets and liabilities:
Accounts receivable	(515)	(537)
Inventories and cost of contracts in progress	207	2,094
Prepaid expenses and other assets	(1,191)	(606)
Advance billings on customer contracts	5,865	1,178
Accounts payable and accrued expenses	(3,436)	(954)

Net cash provided by operating activities	7,719	6,018
Cash Flows from Investing Activities:
Purchase of certain contract manufacturing assets of Delphi Medical	—	(8,419)
Change in restricted cash	—	3,162
Purchases of property, plant and equipment	(1,917)	(1,362)
Proceeds from sale of property, plant and equipment	—	18
Proceeds from sale of investment	1,750	—

Net cash used in investing activities	(167)	(6,601)
Cash Flows from Financing Activities:
Repayment of long-term debt	(66)	(65)
Repurchase of stock	(1,476)	—
Proceeds from the exercise of stock options	50	—

Net cash used in financing activities	(1,492)	(65)

Net increase (decrease) in cash and cash equivalents	6,060	(648)
Cash and cash equivalents at beginning of period	24,550	30,589

Cash and cash equivalents at end of period	$30,610	$29,941

Supplemental disclosure of cash flow information:
Cash paid for interest	$176	$182
Cash paid (received) for income taxes	$464	$(102)

SPARTON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Dollars in thousands, except share data)

	Six Months Ended December 31, 2011
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Income (Loss)	Total
Balance at June 30, 2011	10,236,484	$12,796	$20,635	$42,487	$(871)	$75,047
Issuance of stock	160,641	201	(201)	—	—	—
Forfeiture of restricted stock	(13,290)	(17)	17	—	—	—
Repurchase of stock	(188,055)	(235)	(1,241)	—	—	(1,476)
Exercise of stock options	10,000	12	38	—	—	50
Stock-based compensation	—	—	532	—	—	532
Comprehensive income, net of tax:
Net income	—	—	—	3,451	—	3,451
Change in unrecognized pension costs	—	—	—	—	81	81

Comprehensive income						3,532

Balance at December 31, 2011	10,205,780	$12,757	$19,780	$45,938	$(790)	$77,685

	Six Months Ended December 31, 2010
	Common Stock		Capital In Excess	Retained	Accumulated Other Comprehensive
	Shares	Amount	of Par Value	Earnings	Income (Loss)	Total
Balance at June 30, 2010	10,200,534	$12,751	$19,864	$35,026	$(3,372)	$64,269
Issuance of stock	15,950	20	(20)	—	—	—
Stock-based compensation	—	—	372	—	—	372
Comprehensive income, net of tax:
Net income	—	—	—	5,665	—	5,665
Change in unrecognized pension costs	—	—	—	—	280	280

Comprehensive income						5,945

Balance at December 31, 2010	10,216,484	$12,771	$20,216	$40,691	$(3,092)	$70,586

SPARTON CORPORATION AND SUBSIDIARIES

SELECT SEGMENT INFORMATION

(UNAUDITED)

(Dollars in thousands)

Sales:

	For the Three Months Ended December 31,			For the Six Months Ended December 31,
SEGMENT	2011	2010	% Chg	2011	2010	% Chg
Medical	$28,027	$25,650	9%	$55,487	$44,695	24%
CS	12,549	10,512	19%	25,109	22,840	10%
DSS	18,476	13,179	40%	33,763	30,776	10%
Eliminations	(3,682)	(3,010)	22%	(7,156)	(6,213)	15%

Totals	$55,370	$46,331	20%	$107,203	$92,098	16%

Gross profit:

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2011	GP %	2010	GP %	2011	GP %	2010	GP %
Medical	$3,883	14%	$3,790	15%	$7,497	14%	$5,657	13%
CS	1,306	10%	749	7%	2,394	10%	1,656	7%
DSS	3,547	19%	3,008	23%	7,189	21%	7,260	24%

Totals	$8,736	16%	$7,547	16%	$17,080	16%	$14,573	16%

Operating income (loss):

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2011	% of Sales	2010	% of Sales	2011	% of Sales	2010	% of Sales
Medical	$2,332	8%	$1,850	7%	$4,219	8%	$4,797	11%
CS	600	5%	(106)	(1)%	943	4%	(9)	—%
DSS	2,404	13%	2,069	16%	4,645	14%	5,391	18%
Other Unallocated	(2,417)	—	(2,232)	—	(4,499)	—	(4,344)	—

Totals	$2,919	5%	$1,581	3%	$5,308	5%	$5,835	6%

Adjusted Operating income (loss):

	For the Three Months Ended December 31,				For the Six Months Ended December 31,
SEGMENT	2011	% of Sales	2010	% of Sales	2011	% of Sales	2010	% of Sales
Medical	$2,302	8%	$1,850	7%	$4,189	8%	$2,324	5%
CS	600	5%	(106)	(1)%	943	4%	(27)	—%
DSS	2,404	13%	2,069	16%	4,645	14%	5,391	18%
Other Unallocated	(2,446)	—	(2,232)	—	(4,528)	—	(4,344)	—

Totals	$2,860	5%	$1,581	3%	$5,249	5%	$3,344	4%

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES (a)

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Three Months Ended December 31, 2011			For the Three Months Ended December 31, 2010
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$55,370	$—	$55,370	$46,331	$—	$46,331
Cost of goods sold	46,634	—	46,634	38,784	—	38,784

Gross profit	8,736	—	8,736	7,547	—	7,547
Operating expense (income):
Selling and administrative expenses	5,535	—	5,535	5,689	—	5,689
Internal research and development expenses	218	—	218	155	—	155
Amortization of intangible assets	110	—	110	110	—	110
Restructuring/impairment charges (b)	(59)	59	—	—	—	—
Gain on acquisition (b)	—	—	—	—	—	—
Gain on sale of property, plant and equipment, net (b)	—	—	—	—	—	—
Other operating expenses	13	—	13	12	—	12

Total operating expense, net	5,817	59	5,876	5,966	—	5,966

Operating income	2,919	(59)	2,860	1,581	—	1,581

Other income (expense):
Interest expense	(175)	—	(175)	(181)	—	(181)
Interest income	24	—	24	28	—	28
Gain on sale of investment	127	(127)	—	—	—	—
Other, net	116	—	116	121	—	121

Total other income (expense), net	92	(127)	(35)	(32)	—	(32)

Income before provision for income taxes	3,011	(186)	2,825	1,549	—	1,549
Provision for income taxes (c)	1,069	(67)	1,002	114	444	558

Net income	$1,942	$(119)	$1,823	$1,435	$(444)	$991

Income per share of common stock:
Basic	$0.19		$0.18	$0.14		$0.10

Diluted	$0.19		$0.18	$0.14		$0.10

Weighted average shares of common stock outstanding:
Basic	10,287,797		10,287,797	10,209,376		10,209,376

Diluted	10,325,029		10,325,029	10,249,593		10,249,593

(a)	In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
(b)	We exclude restructuring/impairment charges, gain on acquisition, gain on sale of property, plant and equipment, net and gain on sale of investment because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.
(c)	In the fiscal year 2011 second quarter, we calculate a separate provision for income taxes for GAAP and non-GAAP purposes. For non-GAAP purposes we use a 36% effective tax rate, which represents the projected long-term effective tax rate on non-GAAP pretax income.

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES (a)

(UNAUDITED)

(Dollars in thousands, except share data)

	For the Six Months Ended December 31,			For the Six Months Ended December 31,
	2011			2010
	GAAP	Non-GAAP Adjustments	Adjusted	GAAP	Non-GAAP Adjustments	Adjusted
Net sales	$107,203	$—	$107,203	$92,098	$—	$92,098
Cost of goods sold	90,123	—	90,123	77,525	—	77,525

Gross profit	17,080	—	17,080	14,573	—	14,573
Operating expense (income):
Selling and administrative expenses	10,946	—	10,946	10,523	—	10,523
Internal research and development expenses	616	—	616	282	—	282
Amortization of intangible assets	221	—	221	220	—	220
Restructuring/impairment charges (b)	(59)	59	—	77	(77)	—
Gain on acquisition (b)	—	—	—	(2,550)	2,550	—
Gain on sale of property, plant and equipment, net (b)	—	—	—	(18)	18	—
Other operating expenses	48	—	48	204	—	204

Total operating expense, net	11,772	59	11,831	8,738	2,491	11,229

Operating income	5,308	(59)	5,249	5,835	(2,491)	3,344

Other income (expense):
Interest expense	(347)	—	(347)	(351)	—	(351)
Interest income	48	—	48	86	—	86
Gain on sale of investment	127	(127)	—	—	—	—
Other, net	233	—	233	195	—	195

Total other income (expense), net	61	(127)	(66)	(70)	—	(70)

Income before provision for income taxes	5,369	(186)	5,183	5,765	(2,491)	3,274
Provision for income taxes (c)	1,918	(67)	1,851	100	1,079	1,179

Net income	$3,451	$(119)	$3,332	$5,665	$(3,570)	$2,095

Income per share of common stock:
Basic	$0.34		$0.32	$0.56		$0.21

Diluted	$0.33		$0.32	$0.55		$0.20

Weighted average shares of common stock outstanding:
Basic	10,287,127		10,287,127	10,204,955		10,204,955

Diluted	10,319,275		10,319,275	10,229,449		10,229,449

(a)	In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
(b)	We exclude restructuring/impairment charges, gain on acquisition, gain on sale of property, plant and equipment, net and gain on sale of investment because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.
(c)	In the fiscal year 2011 first six months, we calculate a separate provision for income taxes for GAAP and non-GAAP purposes. For non-GAAP purposes we use a 36% effective tax rate, which represents the projected long-term effective tax rate on non-GAAP pretax income.

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES (a)

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net income	$1,942	$1,435	$3,451	$5,665
Interest expense	175	181	347	351
Interest income	(24)	(28)	(48)	(86)
Provision for income taxes	1,069	114	1,918	100
Depreciation and amortization	426	364	831	687
Restructuring/impairment charges (b)	(59)	—	(59)	77
Gain on acquisition (b)	—	—	—	(2,550)
Gain on sale of property, plant and equipment, net (b)	—	—	—	(18)
Gain on sale of investment (b)	(127)	—	(127)	—

Adjusted EBITDA (c)	$3,402	$2,066	$6,313	$4,226

(a)	In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
(b)	We exclude restructuring/impairment charges, gain on acquisition, gain on sale of property, plant and equipment, net and gain on sale of investment because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.
(c)	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for restructuring/impairment charges, gain on acquisition, gain on sale of property, plant and equipment, net and gain on sale of investment.

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES (a)

(UNAUDITED)

(Dollars in thousands)

	For the Three Months Ended December 31, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$2,332	$600	$2,404	$(2,417)	$2,919
Restructuring/impairment charges (b)	(30)	—	—	(29)	(59)

Adjusted operating income (loss)	$2,302	$600	$2,404	$(2,446)	$2,860

Depreciation/amortization (c)	$178	$134	$101	$13	$426

	For the Three Months Ended December 31, 2010
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$1,850	$(106)	$2,069	$(2,232)	$1,581
	—	—	—	—	—

Adjusted operating income (loss)	$1,850	$(106)	$2,069	$(2,232)	$1,581

Depreciation/amortization (c)	$178	$120	$48	$18	$364

(a)	In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
(b)	We exclude restructuring/impairment charges, gain on acquisition and gain on sale of property, plant and equipment, net because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.
(c)	While not a reconciling item between GAAP and non-GAAP operating income, depreciation/amortization is provided here for additional investor information purposes.

SPARTON CORPORATION AND SUBSIDIARIES

RECONCILIATON OF NON-GAAP FINANCIAL MEASURES (a)

(UNAUDITED)

(Dollars in thousands)

	For the Six Months Ended December 31, 2011
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$4,219	$943	$4,645	$(4,499)	$5,308
Restructuring/impairment charges (b)	(30)	—	—	(29)	(59)

Adjusted operating income (loss)	$4,189	$943	$4,645	$(4,528)	$5,249

Depreciation/amortization (c)	$347	$264	$195	$25	$831

	For the Six Months Ended December 31, 2010
	Medical	CS	DSS	Corporate and Other Unallocated	Total
Operating income (loss)	$4,797	$(9)	$5,391	$(4,344)	$5,835
Restructuring/impairment charges (b)	77	—	—	—	77
Gain on acquisition (b)	(2,550)	—	—	—	(2,550)
Gain on sale of property, plant and equipment, net (b)	—	(18)	—	—	(18)

Adjusted operating income (loss)	$2,324	$(27)	$5,391	$(4,344)	$3,344

Depreciation/amortization (c)	$340	$227	$84	$36	$687

(a)	In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), Sparton Corporation has provided non-GAAP financial measures as additional information for its operating results. These measures have not been prepared in accordance with GAAP and may be different from measures used by other companies. Whenever we use non-GAAP financial measures, we designate these measures, which exclude the effect of certain expenses and income, as “adjusted” and provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. The non-GAAP financial measures eliminate or add certain items of expense and income from total operating expense, other income (expense) and provision for (benefit from) income taxes. Management believes that this presentation is helpful to investors in evaluating the current operational and financial performance of our business and facilitates comparisons to historical results of operations. Management discloses this information along with a reconciliation of the comparable GAAP amounts to provide access to the detail and nature of adjustments made to GAAP financial results. While some of these excluded items have been periodically reported in our statements of operations, including significant restructuring and impairment charges as well as certain gains on sales of assets, their occurrence in future periods depends on future business and economic factors, among other evaluation criteria, and the occurrence of such events and factors may frequently be beyond the control of management.
(b)	We exclude restructuring/impairment charges, gain on acquisition and gain on sale of property, plant and equipment, net because we believe that they are not related directly to the underlying performance of our fundamental business operations. We exclude these measures when reviewing financial results and for business planning. Although these events are reflected in our GAAP financials, these transactions may limit the comparability of our fundamental operations with prior and future periods.
(c)	While not a reconciling item between GAAP and non-GAAP operating income, depreciation/amortization is provided here for additional investor information purposes.